UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 5, 2025, the Audit and Risk Committee (the “Committee”) of the Board of Directors of T1 Energy Inc. (the “Company”) (i) approved the dismissal of PricewaterhouseCoopers AS (“PwC Norway”) as the Company’s independent registered public accounting firm and (ii) appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, including performing reviews of the interim periods beginning with the period ending September 30, 2025.

The audit reports of PwC Norway on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through September 5, 2025, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”) with PwC Norway on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC Norway, would have caused PwC Norway to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in an amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, a material weakness in internal control over financial reporting related to its controls over applying technical accounting guidance to nonrecurring events and transactions, including the design and maintenance of effective controls to evaluate the appropriate presentation of the amortization of intangible assets related to certain customer contracts within our statements of operations and comprehensive income (loss). To remediate this material weakness, the Company’s management is working with consultants to establish controls and protocols relating to the appropriate recognition and presentation of certain acquired assets and liabilities and related transactions.

The Company has provided PwC Norway with a copy of the disclosures in this Current Report on Form 8-K, and requested that PwC Norway provide the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether PwC Norway agrees to the statements made by the Company herein. A copy of the letter from PwC Norway addressed to the SEC and dated as of September 5, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through September 5, 2025, neither the Company nor anyone on the Company’s behalf consulted with KPMG with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by KPMG to the Company that KPMG concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from PwC Norway to the U.S. Securities and Exchange Commission, dated September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 ENERGY INC.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: September 5, 2025

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